Exhibit 8.1
Principal Subsidiaries - Legacy FCA

Name	Country	Percentage Interest Held
North America
FCA US LLC	USA (Delaware)	100.00
FCA Canada Inc.	Canada	100.00
FCA Mexico, S.A. de C.V.	Mexico	100.00
LATAM
FCA Fiat Chrysler Automoveis Brasil LTDA.	Brazil	100.00
FCA Automobiles Argentina S.A.	Argentina	100.00
Banco Fidis S.A.	Brazil	100.00
APAC
Chrysler Group (China) Sales Limited	People’s Republic of China	100.00
FCA Japan Ltd.	Japan	100.00
FCA Australia Pty Ltd.	Australia	100.00
FCA Automotive Finance Co. Ltd.	People’s Republic of China	100.00
Alfa Romeo (Shanghai) Automobiles Sales Co. Ltd.	People’s Republic of China	100.00
EMEA
FCA Italy S.p.A.	Italy	100.00
FCA Poland Spólka Akcyjna	Poland	100.00
FCA Powertrain Poland Sp. z o.o.	Poland	100.00
FCA Serbia d.o.o. Kragujevac	Serbia	66.67
FCA Germany AG	Germany	100.00
FCA France S.A.S.	France	100.00
Fiat Chrysler Automobiles UK Ltd.	United Kingdom	100.00
Fiat Chrysler Automobiles Spain S.A.	Spain	100.00
Fidis S.p.A.	Italy	100.00
Maserati
Maserati S.p.A.	Italy	100.00
Maserati (China) Cars Trading Co. Ltd.	People's Republic of China	100.00
Maserati North America Inc.	USA (Delaware)	100.00
Holding Companies and Other Companies
FCA North America Holdings LLC	USA (Delaware)	100.00
Fiat Chrysler Finance S.p.A.	Italy	100.00
Fiat Chrysler Finance Europe SENC	Luxembourg	100.00

Principal Subsidiaries - Legacy PSA

Name	Country	Percentage Interest Held
PSA Automobiles SA	France	100.00
Automobiles Peugeot	France	100.00
Peugeot Deutschland GmbH	Germany	100.00
Peugeot Belgique Luxembourg	Belgium	100.00
Groupe PSA Italia S.p.A.	Italy	100.00
Automobiles Citroën	France	100.00
Citroën Deutschland AG	Germany	99.95
PSAG Automóviles Comercial España, S.A.	Spain	99.95
Peugeot Citroën Automóviles España	Spain	99.98
PSA Retail France SAS	France	100.00
Peugeot Motor Company PLC	United Kingdom	100.00
Peugeot Citroën Retail UK Ltd	United Kingdom	100.00
Peugeot-Citroën Argentina S.A.	Argentina	99.97
PCA Slovakia Sro	Slovakia	100.00
FAURECIA Groupe	France	39.34
PSA International S.A.	Switzerland	99.87
GIE PSA Trésorerie	France	99.97
Banque PSA Finance	France	100.00
Peugeot Citroen do Brasil Automoveis	Brazil	100.00
Plataforma Comercial de Retail, S.A.U.	Spain	96.53
Groupe PSA Automotiv Pazarlama AS	Turkey	100.00
Opel Automobile GmbH	Germany	100.00
Opel España, SLU	Spain	100.00
Opel France S.A.S.	France	100.00
Vauxhall Motors Limited	United Kingdom	100.00